UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15( d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 18, 2006

THE CHEESECAKE FACTORY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road Calabasas Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(818) 871-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01          OTHER EVENTS

          In a press release dated July 18, 2006, The Cheesecake Factory Incorporated announced preliminary, unaudited revenues for its second quarter of fiscal 2006, which ended on July 4, 2006, and a review of its stock option granting practices by the Audit Committee of its Board of Directors.

          The Company reported an increase in total revenues of approximately 12% to $322.2 million from $288.3 million in the year ago period.  Comparable restaurant sales decreased 0.8% in the second quarter of fiscal 2006 driven by the macro trends impacting the restaurant industry, as previously discussed by the Company.  Both revenues and comparable restaurant sales were in-line with the Company’s expectations announced on June 27, 2006.  By concept, comparable restaurant sales decreased 1.2% at The Cheesecake Factory and increased 5.5% at Grand Lux Cafe in the second quarter of fiscal 2006.

          The Company met its second quarter new restaurant opening target and reiterated its new restaurant opening target for fiscal 2006 of as many as 21 new restaurants, including two to three Grand Lux Cafes.

          The Company also announced today that the Audit Committee of its Board of Directors, which is comprised solely of independent directors, is reviewing the Company’s practices relating to its stock option grants.  This voluntary review was initiated in response to recent media and Wall Street reports regarding the option granting practices at numerous publicly traded companies, and is being conducted with the assistance of special outside legal counsel.  The Company will not be able to comment on any aspect of the review or possible outcome until after the Audit Committee completes its review.  At that time, the Company expects to provide an update as to the Audit Committee’s findings.

          As a result of the review, the Company will announce its complete financial results for the second quarter of fiscal 2006 as soon as practicable following the completion of the Audit Committee’s work.  At this time, the Company does, however, expect to report second quarter fiscal 2006 results and file its Form 10-Q for the quarter by the August 14, 2006 filing deadline.

          A copy of the press release is attached as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	99.1	Press release dated July 18, 2006 entitled, “The Cheesecake Factory Reports Preliminary Revenues for Second Quarter of Fiscal 2006; Company Announces Review of Stock Option Granting Practices.”

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2006	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON

Michael J. Dixon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated July 18, 2006 entitled, “The Cheesecake Factory Reports Preliminary Revenues for Second Quarter of Fiscal 2006; Company Announces Review of Stock Option Granting Practices”